Exhibit 32.1

Certification of the Interim Chief Executive Officer / Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Interim Chief Executive Officer / Chief Financial Officer of Altisource Asset Management Corporation (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. §1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the quarter ended March 31, 2021 (“Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	May 19, 2021	By:	/s/	Thomas K. McCarthy
Thomas K. McCarthy
Interim Chief Executive Officer / Chief Financial Officer